SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for use by the Commission Only (as permitted by Rule 14e-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

ELECTRONIC CONTROL SECURITY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required
☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials

☐    Check box if any part of the fee is offset by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration  statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ELECTRONIC CONTROL SECURITY, INC.
Security and Anti-Terrorist Systems

790 Bloomfield Avenue, Bldg. C-1, Clifton, NJ 07012 Tel: (973) 574-8559  Fax: (973) 574-8562

E-mail: ecsi@ecsiinternational.com • Website: http://www.ecsiinternational.com

October 22, 2010

Dear Stockholder:

You are cordially invited to attend our 2010 Annual Shareholders’ Meeting, or the Annual Meeting, which will be held at 9:00 a.m. Eastern Time, on Friday, December 3, 2010 at the corporate offices of Electronic Control Security, Inc., 790 Bloomfield Avenue, Bldg. C-1, Clifton, New Jersey 07012.  Driving directions are at the end of this proxy statement.  For further details see “About the Annual Meeting.”

We are holding the Annual Meeting for the following purposes:

1.	to elect seven persons to serve on the Board of Directors to hold office until the next Annual Meeting or until their respective successors have been elected or appointed;

2.	amend the Company’s 2006 Equity Incentive Plan to increase the number of shares of our common stock issuable thereunder from 2,000,000 to 4,000,000 shares;

3.	ratify the selection of Demetrius and Company, L.L.C. as our independent registered public accounting firm for the fiscal year ending June 30, 2011;

4.	transact such other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

The proxy statement, which follows this notice, fully describes these items.  We have not received notice of other matters that may be properly presented at the Annual Meeting.

Only shareholders of record at the close of business on October 12, 2010 will be entitled to vote at the Annual Meeting and any postponements or adjournments of the meeting.  For ten days prior to the Annual Meeting, a list of shareholders will be available for inspection at our executive offices.  If you would like to view the stockholder list, please call our Investor Relations Department at 973-574-8555 to schedule an appointment.

Your vote is important.  If you do not vote your shares, you will not have a say in the important issues to be voted on at the Annual Meeting.  Directors will be elected by the affirmative vote of the holders of a majority of the votes present, or represented, at the Annual Meeting, as long as a quorum is present.  The favorable vote of a majority of votes present or represented at the Annual Meeting is required to pass each of the other proposals included in this year’s proxy statement.  Many of our shareholders do not vote, so the shareholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the company.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting.  Shareholders have two options for submitting their vote: (1) by mail (2) through the internet or (3) by casting a ballot at the Annual Meeting.  For further details see “How do I vote?” and “Can I change my vote or revoke my proxy?” on Pages 2 and 3.

The Board of Directors
 Natalie Barchenko
Natalie Barchenko
Corporate Secretary

…………………………………………………………………………………………………………………………………
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held
December 3, 2010.  The Proxy Statement and our 10-K Report to Stockholders are available at
http://www.cstproxy.com/ecsiinternational/2010
…………………………………………………………………………………………………………………………………

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE MEETING

The enclosed materials are also available at http://www.cstproxy.com/ecsiinternational/2010.  The following items are available at the specified link:

1.	The Proxy Statement being issued in connection with the 2010 Annual Meeting of Stockholders;

2.	The Company’s Annual Report on Form 10-K for the year ended June 30, 2010; and

3.	The form of proxy card for use in connection with the 2010 Annual Meeting of Stockholders.

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4

Security Ownership of Principal Stockholders, Directors, Nominees
And Executive Officers and Related Stockholder Matters	4

EXECUTIVE COMPENSATION	6

Summary of Compensation Table	6
Grants of Plan-Based Awards	6
Outstanding Equity Awards at Fiscal Year End	7
Employment Agreements with Executive Officers	7
Compensation of Directors	8

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	8

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	8

PROPOSAL NO. 1	8

Information Concerning the Board of Directors and Executive Officers	11

Board Meetings	11

CODE OF CONDUCT AND ETHICS	11

BOARD LEADERSHIP STRUCTURE	11

Board of Directors Committees	12
Shareholder Communications	12
Audit Committee	13
Board’s Role in Risk Oversight	13

REPORT OF THE AUDIT COMMITTEE	13

Director Independence	14

EXECUTIVE OFFICERS	14

Advisory Board	15

PROPOSAL NO. 2	17

Summary of the Terms of the 2006 Equity Incentive Plan	17
Interest of Certain Persons in Matters to be Acted Upon	19
Federal Income Tax Consequences	19
Equity Compensation Plan Information	22

PROPOSAL NO. 3	23

FEES OF THE INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2010	23

COST OF SOLICITATION OF PROXIES	24

SHAREHOLDER PROPOSALS	24

OTHER BUSINESS	24

ELECTRONIC CONTROL SECURITY, INC.
790 Bloomfield Avenue
Clifton, New Jersey 07012

PROXY STATEMENT
December 3, 2010

This proxy statement is being furnished to our shareholders beginning on or about October 22, 2010, in connection with the solicitation of proxies by the Board of Directors of Electronic Control Security, Inc. (sometimes referred to as “ECSI” or “the Company”) to be used at our Annual Meeting of Shareholders (sometimes referred to as the “Annual Meeting”) to be held on December 3, 2010, at the Company’s principal offices located at 790 Bloomfield Ave, Bldg. C-1, Clifton, New Jersey 07012, at 9:00 a.m., local time, and at any postponements or adjournments thereof.

ABOUT THE ANNUAL MEETING

What am I voting on?

Proposal 1:	The election of seven directors for terms expiring in 2011;

Proposal 2.
The amendment of the Company’s 2006 Equity Incentive Plan to increase the number of shares of common stock par value $0.01 per share (the “Common Stock”) issuable thereunder from 2,000,000 to 4,000,000 shares;

Proposal 3:	The ratification of the selection by the Audit Committee of the Board of Directors of Demetrius & Company, L.L.C. as our independent auditors for the fiscal year ending June 30, 2011.

We are not aware of any other matters requiring a vote.  If a matter does properly come before the Annual Meeting, the person(s) named as the proxy in the accompanying form of proxy will vote the proxy at their discretion.

What is the Board’s voting recommendations?

Our board of directors recommends a vote:

•	FOR each of the seven nominated directors;

•	FOR the amendment of the 2006 Equity Incentive Plan to increase the number of shares of Common Stock issuable thereunder from 2,000,000 to 4,000,000 shares;

•	FOR the ratification of the selection of Demetrius & Company, L.L.C. as our independent auditors for the fiscal year ending June 30, 2011.

What is the vote required for each proposal?

Proposal 1:	The election of the seven nominated directors requires the affirmative vote of the holders of a plurality of the votes present, or represented, at the Annual Meeting.

Proposal 2:	The amendment of the 2006 Equity Incentive Plan requires affirmative vote of the holders of a majority of the votes present, or represented, at the Annual Meeting.

Proposal 3:
The ratification of the selection of Demetrius & Company, L.L.C. as our independent auditors for the fiscal year ending June 30, 2011 requires the affirmative vote of the holders of a majority of the votes present, or represented, at the Annual Meeting.

Who can vote?

The record holders of our common stock and Series A Convertible Preferred Stock (sometimes referred to as the “Series A Preferred Stock”), on the close of business as of October 12, 2010, the record date, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.  Each outstanding share of common stock is entitled to one vote at the meeting on each matter to be voted upon at the meeting and each outstanding share of Series A Preferred Stock is entitled to 1.14 votes at the meeting on each matter to be voted upon at the Annual Meeting.  The holders of common stock and the Series A Preferred Stock vote together as a single class.   As of the record date, there were 10,359,259 shares of common stock outstanding, entitling the holders thereof to cast an aggregate of 10,359,259 votes, and 300,000 shares of Series A Preferred Stock outstanding, entitling the holders to an aggregate of 300,000 votes.  Accordingly, a total of 10,659,259 votes are eligible to be cast at the Annual Meeting.  As of the record date, we had 183 shareholders of record.  A list of shareholders entitled to vote will be available for inspection by any record shareholder at our corporate headquarters at 790 Bloomfield Ave, Bldg. C-1, Clifton, New Jersey during the ten days prior to and at our Annual Meeting.

What constitutes a quorum?

In order to conduct our Annual Meeting, a majority of the votes entitled to be cast must be represented in person or by proxy for entitlement to vote.  This is known as a “quorum.”  Abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares for a particular matter, referred to as broker non-votes, will count toward establishing a quorum.

How do I vote?

There are two convenient methods for registered stockholders to direct their vote by proxy without attending the Annual Meeting:

•
Vote by Internet . You can vote via the Internet. The website address for Internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 2, 2010.  Internet voting is available 24 hours a day. If you vote via the Internet you do NOT need to return a proxy card.

•
Vote by Mail . If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

With respect to Proposal No. 1 (Election of Directors), please note that brokers may no longer vote on the election of directors in the absence of specific client instructions. Shareholders who hold shares in a brokerage account are encouraged to provide voting instructions to their broker .  To vote shares held in street name at the annual meeting, you should contact your broker before the annual meeting to obtain a proxy form in your name. Abstentions may not be specified as to the election of directors, but you may withhold your vote as to any nominee.

With respect to Proposal No. 2 (Amendment of the 2006 Equity Incentive Plan) and Proposal No. 3 (Ratification of the Appointment of the Independent Auditor), your broker is entitled to vote your shares on these matters if no instructions are received from you. Abstentions will be counted as votes against Proposal No. 2 and 3.

What does it mean if I get more than one proxy?

It means your shares are held in more than one account. Please vote all proxies to ensure all your shares are counted.

Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy at any time prior to the closing of the polls, by:

•	Returning a later-dated proxy card;

•	Voting in person at our Annual Meeting; or

•	Notifying our Secretary by written revocation letter.

Our Secretary is Natalie Barchenko.  Any revocation of your proxy should be filed with her at our corporate headquarters at 790 Bloomfield Ave, Bldg. C-1, Clifton, New Jersey 07012.

Attendance at our Annual Meeting will not in itself constitute revocation of a proxy.  All shares represented by properly completed proxies timely received and not revoked will be voted as you direct.  If no direction is given, the proxies will be voted as the Board recommends.

Who conducts the proxy solicitation?

ECSI’s Board of Directors is soliciting these proxies.  We will bear the cost of the solicitation of proxies.  Our regular employees may solicit proxies by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted in accordance with the Board's recommendations.

Broker/dealers, who hold their customers' shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters without specific instructions from the customer who owns such shares.

With respect to Proposal No. 1 (Election of Directors), please note that brokers may no longer vote on the election of directors in the absence of specific client instructions.  Shareholders who hold shares in a brokerage account are encouraged to provide voting instructions to their broker.  To vote shares held in street name at the annual meeting, you should contact your broker before the annual meeting to obtain a proxy form in your name.  Abstentions may not be specified as to the election of directors, but you may withhold your vote as to any nominee.

With respect to Proposal No. 2 (Amendment of the 2006 Equity Incentive Plan) and Proposal No. 3 (Ratification of the Appointment of the Independent Auditor), your broker is entitled to vote your shares on these matters if no instructions are received from you.  Abstentions will be counted as votes against Proposals No. 2 and 3.

Who will count the votes?

Our Board of Directors will appoint one or more persons to serve as the inspector(s) of elections to tabulate the votes cast by proxy or in person at the Annual Meeting.  The inspector(s) of elections will also determine whether or not a quorum is present.

Do I have any appraisal rights in connection with any matter to be acted upon?

No.  Our shareholders do not have appraisal rights in connection with any matter to be acted upon.

Is cumulative voting allowed in the election of directors?

No.  Each share is entitled to one vote in the election of directors as on every other matter.

Where can I find the voting results of the Annual Meeting?

The Chairman will announce the results at the Annual Meeting.  In addition, we will publish them in a current report on Form 8-K within four business days after the Annual Meeting is held.

Who can help answer my questions?

If you have any questions about the Annual Meeting or the proposals to be voted on at the Annual Meeting, or if you need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, you should contact our Secretary, Natalie Barchenko, at (973) 574-8555.  Our public filings can also be accessed at the Securities and Exchange Commission’s website at www.sec.gov.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Security Ownership of Principal Shareholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of the record date, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each director and officer of our Company, and (iii) our directors and executive officers as a group.

Name Beneficial Owner (1)	Number of Shares (2)	Percent of Class (2)
Arthur Barchenko (3)	1,700,179	16.4%
Natalie Barchenko (4)	1,819,079	17.6%
Norman J. Barta (5)	40,000
Lt. General Gordon Fornell (6)	70,000	*
Thomas Isdanavich (7)	100,000	*
Eldon Moberg (8)	80,000	*
Robert Oliver (9)	—	—
Stephen Rossetti (10)	102,500	*
Edward Snow (11)	117,500	1.1%
Richard Stern (12)	75,000	*
Ronald Thomas (13)	240,000	2.3%

Directors and officers as a group (11 persons) (14)	4,344,258	41.9%
*        Less than 1%.

(1)	Unless otherwise indicated, the address of each person listed is c/o Electronic Control Security Inc., 790 Bloomfield Avenue, Building C-1, Clifton, New Jersey 07012.
(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities.  In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant.  Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.  The figures are based on 10,359,259 shares of Common Stock outstanding as of October 12, 2010.

(3)
Consists of 1,415,179 shares of common stock, including 817,712 shares not registered in Mr. Barchenko's name but over which he has discretionary power and control, and options to purchase 285,000 shares of common stock.

(4)
Consists of 1,634,079 shares of common stock, including 100,000 shares not registered in Ms. Barchenko’s name but over which she has discretionary power and control, and options to purchase 185,000 shares of common stock.

(5)	Consists of 20,000 shares of common stock and options to purchase 20,000 shares of common stock.
(6)	Consists of 10,000 shares of common stock and options to purchase 60,000 shares of common stock.
(7)	Consists of 20,000 shares of common stock and options to purchase 80,000 shares of common stock.
(8)	Consists of 20,000 shares of common stock and options to purchase 60,000 shares of common stock.
(9)	Mr. Oliver joined the Company on August 1, 2010.
(10)	Consists of options to purchase 102,500 shares of common stock.
(11)	Consists of 15,000 shares of common stock and options to purchase 102,500 shares of common stock.
(12)	Consists of 10,000 shares of common stock and options to purchase 65,000 shares of common stock.
(13)	Consists of options to purchase 240,000 shares of common stock.
(14)	See Footnotes 3 through 13.

The following table sets forth, as of the record date, certain information with respect to the beneficial ownership of shares of our Series A Preferred Stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of Series A Preferred Stock, (ii) each director and officer of our Company, and (iii) our directors and executive officers as a group.

Name Beneficial Owner (1)	Number of Shares	Percent of Class (2)
Arthur H. & Barbara Lerner	25,000	8.33%
Joseph D. Posillico, Jr.	50,000	16.66%
View Far Management Ltd.	125,000	41.66%
Regency Resources, Inc.	25,000	8.33%
John A. Gentile	25,000	8.33%
Richard Lippe	50,000	16.66%
Arthur Barchenko	0	-0-
Natalie Barchenko	0	-0-
Thomas Isdanavich	0	-0-
Eldon Moberg	0	-0-
Robert Oliver	0	-0-
Stephen Rossetti	0	-0-
Edward Snow	0	-0-
Richard Stern	0	-0-
Ronald Thomas	0	-0-
	300,000	100.00%

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to Series A Preferred Stock (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is in care of the Company.

(2)	Based on 300,000 shares of Series A Preferred Stock outstanding as of October 12, 2010.

EXECUTIVE COMPENSATION

The following table sets forth all compensation for the last three fiscal years awarded to, earned by, or paid to our Chief Executive Officer and our Vice President, Program Management, who were the only executive officers serving as such at the end of 2010 whose total compensation exceeded $100,000 for the year ended June 30, 2010.

SUMMARY COMPENSATION TABLE

							All Other	Total
		Salary		Option Awards			Compensation
Name and Principal Position	Year	($)	Bonus ($)	($)	(1)		($)	($)
Arthur Barchenko	2010	$150,000			$6,052			$156,052
President and	2009	$150,000	$—	$-	$6,762	(2)	$5,000	$161,762
Chief Executive Officer	2008	$150,000	$—	$-	$19,800	(3)	$5,000	$174,800
Ronald Thomas	2010	$104,000	$25,000		$4,594			$133,594
Vice President	2009	$104,000	$—	$-	$8,216		$-	$112,216
Program Management	2008	$104,000	$—	$-	$19,684		$-	$123,684

(1) Amounts in this column reflect the expense recognized by us for accounting purposes calculated in accordance with Financial Accounting Standards Board (FAS) Accounting Standards Codification (ASC) Topic 718, “Compensation – Stock Compensation.” with respect to employee stock options issued under the Company's 2006 Equity Incentive Plan in 2006 and in previous years. The assumptions used to calculate the fair value of stock option grants under ASC Topic 718, were: expected holding period of four years, risk free interest rate of 3.07%, no dividend yield and volatility of 169.01%.

(2) Includes the expense recognized by us for accounting purposes of options issued under the 2006 Equity Incentive Plan on September 26, 2008 and December 19, 2008.

(3) Includes the expense recognized by us for accounting purposes of options issued under the 2006 Equity Incentive Plan on December 8, 2006.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning each grant of an award made during the fiscal year ended June 30, 2010 to the Named Executive Officer:

GRANTS OF PLAN-BASED AWARDS — YEAR ENDED JUNE 30, 2010

	Grant	Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Award
Name	Date	(#)	($/Sh.)

Arthur Barchenko	12/08/2009	50,000	$0.17
Ronald Thomas	12/08/2009	30,000	$0.17
Arthur Barchenko	12/08/2009	20,000	$0.17
Ronald Thomas	12/08/2009	20,000	$0.17

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning unexercised options and stock that have not vested for the Named Executive Officer that are outstanding as of June 30, 2010.

	Number of Securities	Number of Securities	Option	Option
	Underlying Options	Underlying Options	Exercise Price	Expiration
Name	Exercisable	Unexercisable	($)	Date

Arthur Barchenko
	100,000		0.75	12/8/2011
	10,000		0.75	2/26/2013
	20,000		0.22	9/26/2013
	20,000		0.07	12/18/2013
	50,000	12,500	1.00	1/2/2014
	50,000	5,000	0.17	12/8/2014
	20,000		0.17	12/8/2014
	125,000		1.20	1/21/2015
	30,000		0.22	9/26/2018
Ronald Thomas
	20,000		0.22	9/26/2013
	100,000	12,500	0.75	1/1/2017
	10,000		0.75	2/26/2013
	40,000		0.22	9/26/2018
	20,000		0.07	12/19/2018
	30,000	7,500	0.17	12/8/2019
	20,000	5,000	0.17	12/8/2019

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

The Company does not have a written employment agreement with the Named Executive Officers.

COMPENSATION OF DIRECTORS

Directors receive a $1,000 fee for attendance at Board meetings and $500 for telephonic participation in Board meetings.  Outside directors were reimbursed for out-of-pocket expenses for attendance at such meetings.  It is expected that the Company’s directors will receive an annual award of stock options under the Company’s equity incentive plan.

In addition to cash compensation, we compensate our non-employee directors by the grant of options from our 2006 Equity Incentive Plan.

The following table summarizes data concerning the compensation of our non-employee directors for the fiscal year ended June 30, 2010.

Name	Fees Earned or Paid	Option Awards ($) (1)	Total ($)
Edward Snow	$1,500	$1,838	$3,338
Stephen Rossetti	$1,500	$1,838	$3,338
Gordon Fornell	$1,500	$1,838	$3,338
Norman Barta	$1,500	$1,838	$3,338

(1)  Amounts in this column reflect the expense recognized by us for accounting purposes calculated in accordance with Financial Accounting Standards Board (FAS) Accounting Standards Codification (ASC) Topic 718, “Compensation – Stock Compensation.” with respect to employee stock options issued under the Company's 2006 Equity Incentive Plan in 2006 and in previous years. The assumptions used to calculate the fair value of stock option grants under ASC Topic 718, were: expected holding period of 4 years, risk free interest rate of 3.07%, no dividend yield and volatility of 169.01%.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

At June 30, 2010 and 2009, related party debt consisted of $259,778 and $405,760 respectively.  The loans are repayable with interest at rates varying from no interest through 12% interest per annum.  All interest for the fiscal years 2010 and 2009 has been paid and/or accrued.  The Company is not restricted from repaying the principal amount of the loans as long as, at the time of any such repayment, holders of Series B Preferred Stock are entitled to sell their shares under an effective registration statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Act of 1934 requires our officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Based solely on review of the copies of such forms received by the Company with respect to fiscal 2010, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors and officers and persons who own more than 10% of the common stock have been complied with.

PROPOSAL NO. 1

The Board of Directors of the Company is currently comprised of seven members.  Each director holds office until the annual meeting of shareholders following their election or appointment and until their respective successors have been duly elected and qualified. Directors are elected by the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting, as long as a quorum is present.

All seven persons standing for election as directors currently serve on the Board of Directors.  It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of the directors nominated and named below.  Each nominee has consented to being nominated and to serve if elected.  In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by our board of directors.

Nominees for Election of Directors

The table below sets forth the names of each of the persons nominated to serve as directors of the Company, the year such person first became a director and each person’s current position(s) with the Company, if applicable:

Name	Age	Year First Became A Director	Position

Arthur Barchenko	77	1976	President, CEO and Director

Natalie Barchenko	76	2001	Secretary, Treasurer and Director

Ronald Thomas	66	2007	Vice President, Program Management and Director

Lt General Gordon E. Fornell (Ret)	73	2008	Director

Edward Snow	72	2000	Director

Stephen Rossetti	61	2004	Director

Norman J. Barta	53	2009	Director

The business experience, principal occupations and employment, as well as the periods of service, of each of the Company’s directors during at least the last five years are set forth below.

Arthur Barchenko has been our President since December 1976.  Mr. Barchenko also participates in the management of our subsidiaries.  From June 1952 to May 1972, he held various sales and marketing positions at Lightolier, Inc., a manufacturer of lighting fixtures, and served both as its vice president of sales where he was responsible for a sales and support staff of approximately 200 persons, and as a member of the board of directors and a member of the executive committee.  Prior to organizing Electronic Control Security Inc., Mr. Barchenko co-founded and directed the operations of Bajer Industries, a lighting manufacturing company that was subsequently sold to the Charter Group.  Mr. Barchenko is active with American Defense Preparedness Association, and the American Society of Industrial Security.  He also served on the RTCA Special Committee 183 for the upgrade of the Federal Aviation Regulation 107.14, focusing on access control in civil aviation facilities.  Presently, he serves on  the RTCA Special Commission 207, addressing FAA regulations that include access control and perimeter intrusion devices.  Mr. Barchenko is married to Natalie Barchenko, a director and Secretary and Treasurer of ECSI. Mr. Barchenko brings to our Board significant experience in the security industry a deep knowledge of our business and our customers, and contributes a perspective based on his years in leading the company.

Natalie Barchenko has been a Director and the Secretary and Treasurer of ECSI since 2001. Over the last twelve years, she has been actively responsible for the day to day operations of the Company in the areas of human resources, order entry, invoicing, advertising and sales materials.  Natalie is a member of the Sarbanes Oxley 404 Audit Committee.  She is married to Arthur Barchenko, a director and the President and CEO of ECSI. Ms. Barchenko brings to our Board significant experience in the operational side of the business.

Ronald Thomas is Vice President, Program Management, a Director of the Company, and has over 25 years of experience in engineering, management and marketing in the electronic security industry.  Mr. Thomas joined the Company in April 2007.  He has held executive positions including President and CEO of Securacom, Incorporated, a security systems integrator that specialized in the design and implementation of medium to large-scale projects for businesses and government; Executive Vice President of SenTech, Inc. a company that provided business software to the security, fire and life safety industry; and Vice President of Technology and Integrated Systems for ADT Security Systems. Mr. Thomas has a Master of Science, Electrical Engineering from Polytechnic University in Brooklyn, NY and a Bachelor of Engineering, Electrical from City College/CUNY in New York City. He is a member and past chairman of the American Society for Industrial Security, Council on Physical Security and a member of several professional organizations including the Institute of Electrical and Electronic Engineers, the National Society of Professional Engineers, and the National Fire Protection Association. Mr. Thomas has published numerous articles in various trade journals on integrated security systems and is a frequent speaker at industry workshops and seminars.  He has served on the faculty of the U.S. General Services Administration, Federal Protective Service, and Physical Security Academy. Mr. Thomas’ background and executive experience provides the Board with a business perspective and insight that is beneficial to our Company, especially when establishing relationships and negotiating agreements with the larger contractors.

Lieutenant General Gordon E. Fornell, USAF (Ret.) was appointed to our Board on June 9, 2008.  He served in senior acquisition leadership positions in AF Systems Command and AF Materiel Command, the first as Commander, Armament Division at Eglin AFB, FL, from 1985-1987; and the second as Commander, Electronic Systems Center at Hanscom AFB, MA from 1988 to 1993.  He served two Secretaries of Defense, Caspar W. Weinberger and Frank C. Carlucci, as their Senior Military Assistant.  Relationships with nations around the world were established covering the full spectrum of national priorities.  General Fornell retired from active duty in the US Air Force in 1993 and has been a private consultant in the field of security technology and its applications since retiring.  He is a member of the Defense Support Initiative of the Okaloosa County Economic Development Council, President of the Air Force Armament Museum Foundation, and member of the Mid Bay Bridge Authority. Lieutenant Fornell’s background provides the Board with the experience needed in working with governmental agencies.

Edward Snow has been a director of ECSI since June 2000 and a member of the Audit Committee since 2002.  From October 1996 to October 1999, he was a co-owner and operator of Phoenix Fiber Optics Inc., a manufacturer and marketer of fiber optic products.  From October 1999 to October 2000, he had served as the Assistant to the President of Space America Corp.  Since 1996, he has been a private consultant to the government and industry. Mr. Snow’s experience in managing and overseeing a diversified business practice equips him with the skill set needed by our Board.

Stephen Rossetti joined the Board in October 2004. Mr. Rossetti currently serves as the President  of Zegato Solutions, Inc. and Markquest, Inc., positions he has held since 2003 and 2001, respectively.  Zegato is an information technology company based in Lanham, Maryland that engages in software development and systems integration services for the U.S. Government.  Markquest is a consulting and lobbying organization.  He is also the chairman and chief executive officer of Government Internet Systems and is a corporate advisor of NOW Solutions, Inc., both subsidiaries of Vertical Computer Systems, Inc., a multinational provider of Web services, underpinning Web technologies, and administrative software services.  From August 2003 to January 2004, he served as president of Applied DNA Sciences, Inc., a provider of DNA-embedded security solutions that protect corporate and government intellectual property from counterfeiting and fraud.  Mr. Rossetti served in the Office of the Secretary of Defense from August 2003 to January 2004 and from 1987 to 1996 served on the Professional Staff of the Armed Services Committee, U.S. House of Representatives where he had an established reputation as a strident government reform advocate.  From November 1998 through January 2001, Mr. Rossetti worked for the United States Department of Defense as the Director of Defense Integrated Travel.  As director of the Readiness Subcommittee staff, he was responsible for the oversight of the Department of Defense infrastructure and combat readiness, including special operations forces, National Guard and Reserve preparedness, chemical and biological weapons preparedness and response, and missions other than war such as counter-drug and counter-terror. Mr. Rosetti’s background with corporate entities which deal with the federal government adds to the Board’s experience.

Norman J. Barta currently serves as president of a marketing and sales organization that is teamed with the Company in developing and marketing our anti-piracy technology (APT).  He is President and CEO of Balinor International, LLC, a global technology marketing company with offices in the United States and Greece and affiliates throughout the United States, Europe and Africa focused on leading-edge innovations that present new frontiers in their respective technology domains.  Formerly, Mr. Barta was President and CEO and served on the board of Nephros, Inc., a medical products company developing and marketing high-performance products related to end-stage renal disease therapy and water ultra-filtration.  Mr. Barta was instrumental in transitioning the corporation from an innovative, privately-held startup to a publicly traded research, development, marketing and sales organization, including new product creation and development, domestic and international business negotiation for product licensing and distribution, financing the corporation, maintaining long-term relationships with the investor and investment banking communities, and developing vital legislative support for the company’s products and research.  Mr. Barta has additional experience in operations research, large systems development, accounting and financial management and planning.  Mr. Barta has a B.S. degree in mathematics and economics from Carnegie-Mellon University and an MBA from the University of Chicago. Mr.  Barta brings to our Board significant experience in marketing and new product application capability.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE SEVEN DIRECTORS THAT HAVE BEEN NOMINATED TO THE BOARD OF DIRECTORS.

Information Concerning the Board of Directors and Executive Officers

Board Meetings

The Board of Directors met formally twice during the fiscal year ended June 30, 2010, and each director participated in  the meetings either in person or telephonically.

The Board does not have a formal policy with respect to Board members attendance at annual stockholder meetings, although it encourages directors to attend such meetings. None of the non-employee directors attended the 2009 Annual Meeting of Shareholders.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to Electronic Control Security, Inc., Attn: Arthur Barchenko, 790 Bloomfield Avenue, Building C, Suite 1, Clifton, New Jersey 07012.

BOARD LEADERSHIP STRUCTURE

Mr. Barchenko has served as Chief Executive Officer and Chairman since January 1976. The Board of Directors believes that its current leadership structure, in which the positions of Chairman and Chief Executive Officer are held by Mr. Barchenko, is appropriate at this time and provides the most effective leadership for our company in a highly competitive and rapidly changing technology industry. Our Board believes that combining the positions of Chairman and Chief Executive Officer under Mr. Barchenko allows for focused leadership of our organization which benefits us in our relationships with investors, customers, suppliers, employees and other constituencies. We believe that any risks inherent in that structure are balanced by the oversight of our otherwise independent Board. Given Mr. Barchenko’s’s past performance in the roles of Chairman of the Board and Chief Executive Officer, at this time the Board believes that combining the positions continues to be the appropriate leadership structure for our Company and does not impair our ability to continue to practice good corporate governance.

Board of Directors Committees

We have a standing audit committee.  We do not have standing committees whose functions include nominating directors or establishing the compensation of our employees and consultants. Due to the small size of the Company and its Board of Directors, the Company believes that this is appropriate.

Nominations for directors are considered by the entire Board.  Our directors take a critical role in guiding our strategic direction and oversee the management of our Company.  Board candidates are considered based on various criteria, such as their broad based business and professional skills and experiences, a global business and social perspective, concern for long term interests of shareholders, and personal integrity and judgment.  In addition, directors must have available time to devote to Board activities and to enhance their knowledge of the industry.

Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company.  Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors.

Our Board will consider the recommendations of shareholders regarding potential director candidates.  In order for shareholder recommendations regarding possible director candidates to be considered by our Board:

•
such recommendations must be provided to the Board, c/o Arthur Barchenko, Electronic Control Security, Inc., 790 Bloomfield Avenue, Building C-1, Clifton, New Jersey 07012, in writing at least 120 days prior to the date of the next scheduled annual meeting;

•	the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

•	the shareholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidates.

While the Board of Directors does not have a formal policy with respect to diversity, the Board of Directors believes that it is essential that Board members represent diverse business backgrounds and experience and include individuals with a background in related fields and industries. In considering candidates for the Board of Directors, the Board considers the entirety of each candidate’s credentials in the context of these standards. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Shareholder Communications

Shareholders may send communications to our Board of Directors, or to individual directors, by mailing communications in writing c/o Arthur Barchenko, Electronic Control Security Inc., 790 Bloomfield Avenue, Building C-1, Clifton, New Jersey 07012.

Audit Committee

The Audit Committee of the Board of Directors selects our independent public accountants with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles that we use in financial reporting, internal financial auditing procedures, and the adequacy of our internal control procedures.  The members of our Audit Committee are Edward Snow and Stephen Rossetti. The Board believes that each of Mr. Snow and Mr. Rossetti meets the independence criteria set out in Rules 5605(a)(2) and 5605 (a)(2) of the NASDAQ Stock Market.  The Board of Directors believes that Stephen Rossetti meets the requirements of an "audit committee financial expert" as defined in the rules of the SEC. . Security holders should understand that this designation is a disclosure requirement of the SEC relating to Mr. Higgins’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Higgins any duties, obligations or liability that is greater than is generally imposed on him as a member of the Audit Committee and Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

The Audit Committee held four meetings in fiscal 2010, all of which were attended by each member of the Audit Committee.
We adopted an Audit Committee Charter in October 2002, a copy of which was attached as an exhibit to our definitive proxy statement filed on October 24, 2006 in connection with our 2006 Annual Stockholders Meeting.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of material risk management. In its risk oversight role, the Board of Directors reviews significant individual matters as well as risk management processes designed and implemented by management with respect to risk generally. Additionally, members of our senior corporate management and senior executives regularly attend Board meetings and are available to address Board inquiries on risk oversight matters. Separate and apart from the periodic risk reviews and other communications between senior executives and the Board, many actions that potentially present a higher risk profile, such as acquisitions, material changes to our capital structure, or significant investments, require review or approval of our Board or its committees as a matter of oversight and corporate governance.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee consults with our principal accounting officer and other key members of management and with our independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit and the accompanying management letter, if any; and consults with our principal accounting officer and other key members of management and with our independent auditors with regard to the adequacy of the internal accounting controls. The Board of Directors adopted a written Audit Committee Charter in October 2002.

In fulfilling its responsibilities, the Audit Committee selected Demetrius & Company, L.L.C. as ECSI’s independent accountants for purposes of auditing our financial statements for the fiscal year ending June 30, 2010. The Audit Committee has reviewed and discussed with management and the independent auditors our audited financial statements; discussed with the independent auditors the matters required to be discussed by Codification of Statements on Auditing Standards No. 61; received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1; and discussed with the independent accountants their independence from our Company.

Based on the reviews and discussions with management and Demetrius & Company, L.L.C., the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010, filed with the Securities and Exchange Commission.

The Board of Directors evaluated the independence of each member of the Audit Committee.  As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that Messrs. Rossetti, Snow, and Barta are independent under Rule 4350(d) of the Nasdaq Stock Market Listing Standards and are financially literate each in his own capacity.

Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ended June 30, 2010, were met and that our financial reporting and audit processes are functioning effectively.

Submitted by the Audit Committee
of the Board of Directors:

Edward Snow
Steven Rossetti

DIRECTOR INDEPENDENCE

The Board of Directors of the Company has concluded that each of Lieutenant Fornell and Messrs. Snow, Rossetti and Barta is “independent” based on the listing standards of the NASDAQ Stock Market, if the Company were listed thereon (which it is not), having concluded that any relationship between such director and the Company, in its opinion, does not interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors of the Company has also concluded that the directors serving on the audit committee, namely Mr. Snow and Mr. Rossetti, are “independent” based on the more stringent independence standard of the NASDAQ Stock Market applicable to directors serving on audit committees.

EXECUTIVE OFFICERS

The Company’s executive officers are:

Name	Position	Age

Arthur Barchenko	President, CEO and Director	77

Richard Stern	Vice President, Marketing and Sales Support	61

Eldon Moberg	Vice President, ECSI – FOIDS Div.	59

Thomas Isdanavich	Vice President, Project Engineer	61

Ronald Thomas	Vice President Program Management and Director	66

Robert Oliver	Vice President, Operations	50

Natalie Barchenko	Secretary, Treasurer and Director	76

Arthur and Natalie Barchenko are husband and wife.

Our officers are appointed annually by our Board of Directors and serve at the discretion of the Board of Directors.  Three of our executive officers, Arthur Barchenko, Natalie Barchenko, and Ronald Thomas are also directors of the Company.  See the section above entitled "Election of Directors" for biographical information about these individuals.  Set forth below is biographical information regarding our executive officers who are not directors.

Richard Stern has served as our Vice President of Manufacturing from December 1, 1997 to December 2002.  He is now responsible for the overall management of our marketing and sales support department, which includes overseeing all proposals, submittal drawings and field test personnel including the review and evaluation of new and existing products; oversight of maintenance personnel; mechanical design of new products including the development of test procedures; and field labor reports. Prior to joining ECSI, Mr. Stern spent 25 years in data communication and temperature processing fields.  He has held managerial positions in manufacturing, engineering, quality control, and customer service, as well as having been involved in the design and development of the product lines within these fields.

Eldon Moberg joined us in 1996 as Vice President of the FOIDS® product division and has served as our Vice-President since July 1, 1999.  Mr. Moberg is responsible for establishing the FOIDS® manufacturing and test facility in Madison, Alabama, and for its closing and relocation to our Clifton, New Jersey facilities in September 2009.  His duties include planning and coordinating manufacturing schedules and resources and the provision of technical data for security system design and project cost analysis.  Before entering private industry, Mr. Moberg served for twenty years in the United States Army where he gained experience as senior radar repair technician for several Army Air Defense systems, team leader for missile system direct support maintenance and training developer for newly acquired Army missile systems.

Thomas Isdanavich has been Vice President of Project Engineering at ECSI since July 1997.  He conducts site surveys, determines the application of technologies for specific threats, supervises installation and training support requirements for in-house and field applications.  His responsibilities include threat and technology analysis planning and coordination of all administrative phases of project and program engineering support services.  Mr. Isdanavich was employed by Beall Technologies, Inc. a manufacturer of matrix switching equipment for IBM compatible mainframe computers, from 1973 to 1997.  Prior to entering private industry, Mr. Isdanavich served in the U.S. Navy for four years.

Robert Oliver is Vice President, Operations, responsible for product design and engineering, R&D, production scheduling, purchasing and inventory control in accordance with ISO 9001:2008 standards.  Mr. Oliver brings decades of experience and innovation in engineering design and management to this position.  He has successfully performed and managed the design, test, manufacturing, installation and maintenance of products and systems in avionics, nuclear power plants, power instruments, medical devices, medical instruments, research instruments, surveillance and life safety for military, law enforcement, hospital, surgical, industrial, commercial and consumer markets domestically and internationally. He has functioned at all levels, including CEO. He has enjoyed successful deployment of security systems of his own design while working through AE firms such as Syska & Hennessey and Flack & Kurtz, among others; for clients that include major banks and brokerage houses. He holds multiple patents in the US and elsewhere for industrial and security products and systems.

Advisory Board

Lt. General Gordon Fornell (Ret) was appointed Chairman of the Advisory Board in 2008.  Information pertaining to Lt. General Fornell is stated above.  He also serves on the Board of Directors of the Company.

Dr. Norris Krone, President and CEO of the University Research Foundation (URF) and its co-founder, directs all aspects of the Maryland Advanced Development Lab.  Dr. Krone is a highly decorated Vietnam War veteran. He is a recognized leader in the field of aeronautical sciences and pioneered the development of the technical principles of the forward swept wing aircraft concept, a breakthrough in the field. His has also served on NASA committees, the Aerospace Technology Advisory Committee, and the Aerospace Safety and Advisory Panel.

Brad Billet, Deputy Commissioner, United Nations, has a long and distinguished record of emergency and response operations service to his native New York City. As a responder to the September 11th disaster, he was called upon by Mayor Rudy Giuliani to provide essential services in the rescue and recovery process. In 1997, Mr. Billet was appointed to his present position and is the agency’s Chief Operating and Administrative Officer.

Wirt D. Walker, III, is Chairman and founder of Eigerhawk, Ltd., a private investment firm and the exclusive financial advisor to the Company. Prior to founding Eigerhawk in 2003, Mr. Walker co-founded KuwAm Corporation, a private international business and investment firm that developed and brokered international business transactions. Mr. Walker also established and managed two private investment partnerships providing capital and corporate finance services to more than 30 companies.

PROPOSAL NO. 2

AMENDMENT TO THE COMPANY’S 2006 EQUITY INCENTIVE PLAN
INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED
FOR ISSUANCE THEREUNDER TO 4,000,000 SHARES.

At the Annual Meeting, the Stockholders will be asked to approve an amendment to the Company’s 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”) to increase by two million (2,000,000) the number of shares of Common Stock reserved for issuance under the 2006 Equity Incentive Plan to a total of four million  (4,000,000) shares.

A summary of the principal terms of the 2006 Equity Incentive Plan is set forth below.

The Board believes that equity based awards are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company. The amendment to increase the number of shares of Common Stock under the 2006 Equity Incentive Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract new employees, as well as retain current employees.

Of the total of 2,000,000 shares of Common Stock currently reserved for issuance under the 2006 Equity Incentive Plan, as of the Record Date, options to purchase 2,000,000 shares of Common Stock were issued and outstanding; accordingly there are currently no shares available for future grants to employees and other service providers.

Although the Company cannot currently determine the number of options that may be granted in the future to the executive officers of the Company, each of the executive officers and key employees of the Company has an interest in the approval of the amendment to the 2006 Equity Incentive Plan in so far as they are eligible recipients of options under the plan.

A copy of Amendment No. 1 to the 2006 Equity Incentive Plan, to take effect if Proposal No. 2 is approved, is attached hereto as Annex A.

SUMMARY OF THE TERMS OF THE 2006 EQUITY INCENTIVE PLAN

The following is a summary of the material provisions of the 2006 Equity Incentive Plan.

ADMINISTRATION; ELIGIBILITY; SHARES AVAILABLE FOR Issuance; LIMITATIONS ON ISSUANCE. The 2006 Equity Incentive Plan will be administered by the Board of Directors or, at the discretion of the Board, by a committee consisting of at least two directors. The administrating body, whether it be the Board of Directors or a committee of the type described above, is sometimes referred to as the "Committee." The Committee is authorized from time to time to select and to grant awards under the 2006 Equity Incentive Plan to such key employees, non-employee directors, and consultants of the Company and its subsidiaries as the Compensation Committee, in its discretion, selects. The Compensation Committee is authorized to delegate any of its authority under the 2006 Equity Incentive Plan (including the authority to grant awards) to such executive officers of the Company as it thinks appropriate and is permitted by Rule 16B-3 of the Exchange Act and Section 162(m) of the Code.

OPTIONS. The 2006 Equity Incentive Plan authorizes the Committee to grant to participants options to purchase Common Stock, which may be in the form of a non-statutory stock option or, if granted to an employee, in the form of an Incentive Stock Option (an "ISO"). The terms of all ISOs issued under the 2006 Equity Incentive Plan will comply with the requirements of Section 422 of the Code. The exercise price of options granted under the 2006 Equity Incentive Plan may not be less than 100% of the fair market value of the Common Stock at the time the option is granted. The Committee will determine the time an option may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable, method of delivery and whether a stock appreciation right will be granted in tandem with other awards.

STOCK APPRECIATION RIGHTS. The 2006 Equity Incentive Plan authorizes the Committee to grant to participants stock appreciation rights. A stock appreciation right entitles the grantee to receive upon exercise, the excess of (a) the fair market value of a specified number of shares of Common Stock at the time of exercise over (b) the fair market value of the Common Stock at the time the stock appreciation right was granted, The Committee will determine the time a stock appreciation right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable, method of delivery and whether a stock appreciation right will be granted in tandem with other awards.

RESTRICTED STOCK. The 2006 Equity Incentive Plan authorizes the Committee to grant to participants restricted Common Stock with such restriction periods, restrictions on transferability, and performance goals as the Committee may designate at the time of grant. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restriction period. Other than the restrictions on transfer, a participant will have all the rights of a holder of the shares of Common Stock, representing the restricted stock, including the rights to all distributions (including regular cash dividends) made or declared with respect to the restricted stock. If any such dividends are distributions are paid in stock, the stock will be subject to restrictions and a risk of forfeiture to the same extent as the restricted stock with respect to which the stock has been distributed. Restricted stock will be forfeitable to the Company upon a participant's termination of employment during the applicable restricted period. The Committee, in its discretion, may accelerate the time at which restrictions or forfeiture conditions will lapse, or may remove any performance goal requirement upon the death, disability, retirement or otherwise of a participant.

PERFORMANCE UNITS. The 2006 Equity Incentive Plan authorizes the Committee to grant Performance Units. A Performance Unit is a right granted to a participant to receive a payment in cash equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

CASH PAYMENTS. The 2006 Equity Incentive Plan authorizes the Committee, subject to limitations under applicable law, to grant cash payments to participants. These may be granted separately or as a supplement to any stock-based award.

OTHER STOCK-BASED AWARDS. To permit the Committee the flexibility to respond to future changes in compensation arrangements, the 2006 Equity Incentive Plan authorizes the Committee, subject to limitations under applicable law, to grant to participants such other stock-based awards as deemed by the Compensation Committee to be consistent with the purposes of the 2006 Equity Incentive Plan. The Committee may determine the terms and conditions of such stock-based awards.

LOANS. Subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, including but not limited to the Sarbanes-Oxley Act of 2002, the 2006 Equity Incentive Plan authorizes the Committee, on behalf of the Company, to make, guarantee or arrange for a loan or loans to participants with respect to the exercise of any option or other payment in connection with any award, including the payment by a participant of any or all federal, state or local income or other taxes due in connection with any award. The terms and conditions of each loan, including the interest rates, maturity date and whether the loan will be secured or unsecured will be established by the Committee.

TERMS OF AWARDS. The term of each award will be determined by the Committee at the time each award is granted, provided that the terms of options, and any stock appreciation rights granted in tandem therewith, may not exceed ten years. Awards granted under the 2006 Equity Incentive Plan generally will not be transferable, except by will and the laws of descent and distribution. However, the \Committee may grant awards to participants (other than ISOs) that may be transferable without consideration to immediate family members (i.e., ,children, grandchildren or spouse), to truss for the benefit of such immediate family members and to partnerships in which such family members are the only partners.

CHANGE OF CONTROL. Upon certain change of control events (as defined in the 2006 Equity Incentive Plan) all unvested portions of any awards shall become immediately vested.

AWARD AGREEMENTS. All awards granted under the 2006 Equity Incentive Plan will be evidenced by a written agreement that may include such additional terms and conditions not inconsistent with the plan as the Committee may specify. Award agreements are not required to contain uniform terms or provisions.

TERM OF THE PLAN; AMENDMENT AND ADJUSTMENT. No awards may be granted under the 2006 Equity Incentive Plan after 2016. The Plan may be terminated by the Board of Directors at any time, but the termination of the Plan will not adversely affect awards that have previously been granted. In addition, the Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant awards under the Plan without the consent of the Company's stockholders or participants, except that any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Although the Company cannot currently determine the number of shares subject to awards that may be granted in the future to executive officers or non-employee directors, each of the executive officers and non-employee directors of the Company has an interest in the approval of the 2006 Equity Incentive Plan in so far as they are likely to be recipients of future awards. In 2010, the following individuals and groups had been granted options under the 2006 Equity Incentive Plan to purchase shares in the amounts indicated: all current executive officers as a group, 185,000 shares; all current non-executive officer directors as a group: 80,000 shares; and all employees, including officers other than executive officers, as a group: 35,000 shares.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is intended only as a brief summary of the federal income tax rules relevant to certain awards granted under the 2006 Equity Incentive Plan. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to the Company and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local or foreign income tax rules relevant to such awards.

ISO. A participant who is granted an ISO will not recognize any compensation income upon the grant or exercise of the ISO. However, upon exercise of the ISO, the excess of the fair market value of the shares of the Common Stock on the date of exercise over the option exercise price will be an item includible in the optionee's alternative minimum taxable income. An optionee may be required to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the ISO with which to pay such tax. If an optionee holds the Common Stock acquired upon the exercise of an ISO for at least two years from the date of grant of the ISO and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such Common Stock will be taxed as capital gain. If the optionee disposes of the Common Stock acquired pursuant to the exercise of an ISO before satisfying these holding periods (a so-called "disqualifying disposition"), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income recognized on a disqualifying disposition generally will equal the amount by which the fair market value of the Common Stock on the exercise date or the amount realized on the sale of the Common Stock (whichever is less) exceeds the exercise price. The balance of any gain (or any loss) realized upon a disqualifying disposition will be long-term or short-term capital gain (or loss), depending upon whether the Common Stock has been held for more than one year following the exercise of the ISO. If an optionee (with the authorization of the Compensation Committee) pays the exercise price of an ISO in whole or in part with previously-owned shares of Common Stock that have been held for the requisite holding periods, the optionee will not recognize any compensation income, or gain or loss upon the delivery of shares of Common Stock in payment of the exercise price. The optionee will have a carryover basis and a carryover holding period with respect to the number of shares of Common Stock received in exchange for the previously-owned shares delivered to the Company. The basis in the number of shares of Common Stock received in excess of the number of shares delivered to the Company will be equal to the amount of cash (or other property), if any, paid on the exercise. The holding period of any shares received in excess of the number of shares delivered to the Company will begin on the date the ISO is exercised. Where an optionee pays the exercise price of an ISO with previously-owned shares of Common Stock that have not been held for the requisite holding periods, the optionee will recognize compensation income (but not capital gain) when the optionee delivers the previously-owned shares in payment of the exercise price under the rules applicable to disqualifying dispositions. The optionee's basis in the shares received in exchange for the previously-owned shares delivered will be equal to the optionee's basis in the previously-owned shares delivered, increased by the amount included in gross income as compensation income, if any. The optionee will have a carryover holding period with respect to the number of shares of Common Stock received in exchange for the previously-owned shares delivered. The optionee's tax basis for the number of new shares received will be zero, increased by the amount of cash (or other property) paid, if any, on the exercise. The holding period of the new shares received will begin on the date the ISO is exercised. For purposes of the special holding periods relating to ISOs, the holding periods will begin on the date the ISO is exercised. The Company will not be entitled to any tax deduction upon the grant or exercise of an ISO or upon the subsequent disposition by the optionee of the shares acquired upon exercise of the ISO after the requisite holding period. However, if the disposition is a disqualifying disposition, the Company generally will be entitled to a tax deduction in the year the optionee disposes of the Common Stock in an amount equal to the compensation income recognized by the optionee.

NON-STATUTORY STOCK OPTIONS. A participant who is granted a non-statutory stock option will not recognize any compensation income upon the grant of the option. However, upon exercise of the option, the difference between the amount paid upon exercise of the option (which would not include the value of any previously-owned shares delivered in payment of the exercise price) and the fair market value of the number of shares of Common Stock received on the date of exercise of the option (in excess of that number, if any, of the previously-owned shares delivered in payment of the exercise price) will be compensation income to the optionee. The shares of Common Stock received upon exercise of the option which are equal in number to the optionee's previously-owned shares delivered will have the same tax basis as the previously-owned shares delivered to the Company, and will have a holding period that will include the holding period of the shares delivered. The new shares of Common Stock acquired upon exercise will have a tax basis equal to their fair market value on the date of exercise, and will have a holding period that will begin on the day the option is exercised. In the case of an optionee who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company generally will be entitled to a tax deduction in the year the option is exercised in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition by an optionee of the Common Stock acquired upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee's tax basis in the Common Stock sold, which will be long-term or short-term, depending on the period for which the Common Stock was held.

STOCK APPRECIATION RIGHTS. A participant who is granted a stock appreciation right will not recognize any compensation income upon grant. At the time the stock appreciation right is exercised, however, the participant will recognize compensation income equal to the amount of cash and the fair market value of any Common Stock received. In the case of a participant who is or was an employee, this compensation income will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction in the year the stock appreciation right is exercised in an amount equal to the compensation income recognized by the participant.

RESTRICTED STOCK. A participant who is granted restricted stock which is "nontransferable" and subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, will not, unless the participant makes the election described below, recognize any income upon the receipt of the Common Stock. However, at the times at which Common Stock is first transferable or the risk of forfeiture expires, the participant will recognize compensation income on the then fair market value of Common Stock. Furthermore, while the Common Stock remains restricted, any dividends paid on the Common Stock will be treated as compensation income to the participant and will be deductible by the Company as a compensation expense. A participant who is granted restricted stock may make an election under Section 83(b) of the Code (a "Section 83(b) Election") to have the Common Stock received taxed as compensation income on the date granted, with the result that any future appreciation (or depreciation) in the value of the shares of Common Stock granted will be taxed as capital gain or loss upon a subsequent sale or exchange of the shares. A Section 83(b) Election must be made within 30 days of the date the restricted stock is granted. Any compensation income a participant recognizes from a grant of restricted stock will be subject to income and employment tax withholding. The Company will be entitled to a deduction in the same amount and in the same year as the compensation income recognized by the participant.

CASH PAYMENTS. A participant will recognize compensation income upon receipt of any cash pursuant to any award. If the participant is an employee of the Company, the cash payment will be subject to income and employment tax withholding. The Company will generally be entitled to a tax deduction for the payment in an amount equal to the compensation income recognized by the participant.

PARACHUTE PAYMENTS. ALL OR PART OF AN AWARD WHICH BECOMES PAYABLE OR WHICH VESTS BY reason of a change of control may constitute an "excess parachute payment" within the meaning of Section 280G of the Code. The amount of the award received by a participant constituting an excess parachute payment would be subject to a 20% non-deductible excise tax, and that amount of compensation income would not be deductible by the Company.

CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Code generally disallows a tax deduction for the annual compensation in excess of $1 million paid to each of the chief executive officer and the other four most highly compensated officers of a Company. Compensation which qualifies as performance-based compensation is not included in applying this limitation. Under the Plan, the Compensation Committee may, but is not required to, grant awards that satisfy the requirements to constitute performance-based compensation.

EQUITY COMPENSATION PLAN INFORMATION.  The following table sets forth additional information as of June 30, 2010, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,732,000	$.57	518,000
Equity compensation plans not approved by security holders	—	—	—

Total	1,732,000	$.57	518,000

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is seeking stockholder ratification of the selection by the Audit Committee of the Board of Directors of Demetrius & Company, L.L.C. (“Demetrius & Co.”) to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2011.  Demetrius & Co. served as our independent registered public accounting firm with respect to the audit of our financial statements for the fiscal year ended June 30, 2010.

Shareholder ratification of the selection of Demetrius & Co. as our independent registered public accounting firm is not required by our bylaws or otherwise.  However, the Board is submitting the selection of Demetrius & Co. to our shareholders for ratification as a matter of good corporate practice.  If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm.  Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our shareholders.

A representative of Demetrius & Co. is expected to attend the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS

FEES OF THE INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2010

Audit Fees

The aggregate fees billed by Demetrius & Co., L.L.C. for professional services related to the audit of the Company's consolidated financial statements for fiscal year ended June 30, 2010 were $44,950.  The review of the consolidated condensed financial statements included in the Company's quarterly reports on Forms 10-Q for the fiscal year ended June 30, 2010 were performed by Demetrius & Company, L.L.C.  The fees billed by Demetrius & Company, L.L.C. for those services were $12,000.  The aggregate fees billed by Demetrius & Company, L.L.C. in connection with the year end audit and quarterly reviews for the fiscal year ended June 30, 2009 were $55,000.

Audit Related Services

During 2010 and 2009, there were no fees for audit related services billed by Demetrius & Company, L.L.C.

Tax Services

The aggregate fees billed by Demetrius & Company, L.L.C. for tax services during the fiscal years ended June 30, 2010 and 2009 were $14,000 for each year.

All Other Services

During 2010 and 2009, there were no fees for other services billed by Demetrius & Company, L.L.C.

ANNUAL REPORT

Enclosed is the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2010, including audited financial statements. This Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

COST OF SOLICITATION OF PROXIES

ECSI will pay the cost of this solicitation. We may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

SHAREHOLDER PROPOSALS

A shareholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Shareholders of the Company to be held in 2011must be received by the Company before September 1, 2011, at its executive offices located at 790 Bloomfield Avenue, Building C-1, Clifton, New Jersey 07012, Attention: Arthur Barchenko.  Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2011 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after September 1, 2011.

OTHER BUSINESS

The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting.  If, however, any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

MISCELLANEOUS

Only one Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address.  We undertake to deliver promptly upon request a separate copy of this Proxy Statement to any stockholder at a shared address to which a single copy of this Proxy Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Proxy Statement or other communications to the stockholder in the future.  In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (973) 574-8555 or by mail to our address at 790 Bloomfield Avenue, Bldg. C-1, Clifton, New Jersey, 07012 Attn: Ms. Natalie Barchenko.  In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE OR VOTE AT THE INTERNET ADDRESS SPECIFIED ON YOUR PROXY CARD AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors

/s/ ARTHUR BARCHENKO
Arthur Barchenko
President and Chief Executive Officer

October 22, 2010

Directions to ECSI International, Inc.

790 Bloomfield Avenue
Building C, Suite 1
Clifton, NJ  07012
973-574-8555

From New York City:
Exit the Lincoln Tunnel and take Route 495 to Route 3 West.

Proceed on Route 3 West to the Bloomfield Avenue, Clifton exit.

Turn right at the bottom of the exit ramp and *proceed to round-about.  Go half-way around circle and past Home Depot on the right.

Continue straight through the traffic light.  You will see Atlantic Casting (flagpole in front) on the left.  Just beyond Atlantic Casting, there is an orange brick building.  Immediately beyond the building, there is a driveway and white sign for 790 Bloomfield Avenue.

Make a left into the driveway and go toward the rear of the industrial complex.

The Company is located on the left in the white building with blue letters ‘ECSI’.

Traveling East on Route 3:

Via Parkway:
Take Exit 53 (Sports Arena) onto Route 3 East. **Take the Bloomfield Ave. exit. At bottom of ramp make a right onto Bloomfield Ave. and follow directions from * above.

Via Route 46 East:
Follow to Route 3 East and **directions above.

Via Route 80 East:
Follow Route 46 East to Route 3 East and follow **directions above.

Via Rt. 80 West:
Follow to Route 46 West to Route 3 East and follow **directions above.

Via NJ Turnpike North:
Exit 16W (GW Bridge).  Follow signs for Route 3 West (Sports Complex) to Bloomfield Avenue exit on right.
Follow * directions above.

Annex A

AMENDMENT NO. 1
TO THE
ELECTRONIC CONTROL SECURITY, INC. 2006 EQUITY INCENTIVE PLAN

Electronic Control Security Inc., having previously established the Electronic Control Security Inc. 2006 Equity Incentive Plan (the “ Plan ”), and having obtained stockholder approval for the amendment to the Plan set forth herein, does hereby amend the Plan by deleting paragraph (a) of Section 5 of the Plan in its entirety and replacing it with the following:

“(a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, par value $0.01 per share, available for issuance as Awards under the Plan shall not exceed 4,000,000 shares.”

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to the Electronic Control Security, Inc. 2006 Equity Incentive Plan as of the _____ day of ___________, 2010.

ELECTRONIC CONTROL SECURITY, INC.

By:
Name:
Title:

PROXY
ELECTRONIC CONTROL SECURITY, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING OF STOCKHOLDERS

December 3, 2010

The undersigned hereby constitutes and appoints each of ARTHUR BARCHENKO and EDWARD SNOW with full power of substitution, attorney and proxy to represent and to vote all shares of Common Stock and Series A Convertible Preferred Stock of ELECTRONIC CONTROL SECURITY, INC. (the “Company”) that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company, to be held on December 3, 2010, and at any adjournment thereof, on the matters set forth below and on the reverse side and such other matters as may properly come before the meeting.

(Continued and to be signed and dated on the reverse side)
.   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .
Please mark your vote like this  ☒
1. ELECTION OF DIRECTORS.

Nominee: ARTHUR BARCHENKO, NATALIE BARCHENKO,
RONALD THOMAS, EDWARD SNOW, STEPHEN ROSSETTI,
GORDON FORNELL AND NORMAN BARTA
(Mark only one of the following boxes.)

☐ For all nominees except _____________________________
☐  VOTE WITHHELD from all nominees.

2. PROPOSAL TO AMEND THE 2006 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON  STOCK ISSUABLE THEREUNDER FROM 2,000,000 TO 4,000,000 SHARES OF COMMON STOCK.

☐ FOR                            ☐ AGAINST                            ☐ ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF DEMETRIUS & COMPANY, LLC, AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2011.

☐ FOR                            ☐ AGAINST                            ☐ ABSTAIN

In their discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

IF NO CHOICE IS SPECIFIED, THE PERSONS NAMED AS PROXIES INTEND TO VOTE FOR THE ELECTION OF THE NAMED NOMINEES AND FOR ALL OF THE OTHER PROPOSED ACTIONS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature: ____________________________   Print Name: _______________________   Date: ___________, 2010
…………………………………………………………………………………………………………………………...
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be
held December 3, 2010.  The Proxy Statement and our 2010 Annual Report to Stockholders are available at
http://www.cstproxy.com/ecsiinternational/2010
…………………………………………………………………………………………………………………………..